UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd.
Suite G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On October 31, 2024, Laser Photonics Corporation (the “Company” or “Laser Photonics”) entered into an Asset Purchase Agreement (the “APA”) with Control Micro Systems, Inc. (“CMS”), a laser company located in Orlando, Florida, that designs and builds turnkey laser material processing systems for marking, cutting, drilling and welding. CMS had recently commenced a voluntary case under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (Orlando), Case No. 6:24-bk-02727-LVV. Laser Photonics entered a bid to acquire the assets of CMS that was approved by the Bankruptcy Court and CMS. Under the terms of the APA, Laser Photonics agreed to pay $1,050,000 (the “Purchase Price”) through a cash payment of $950,000 and 14,591 shares of Laser Photonics common stock equal to $100,000 based on the weighted average closing price per share of such common stock as reported on the NASDAQ exchange during the 30 business days immediately preceding October 31, 2024 (the “Closing Date”). Laser Photonics acquired all business assets of CMS, including its intellectual property, and all contracts but excluded any liabilities of CMS regarding these assets other than liabilities associated with the acquired contracts following the Closing Date. The foregoing description of the APA is qualified in its entirety by reference to the full text of that agreement, a copy of each of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. ICT Investments, LLC, an affiliate of the Company, received a commission of 8.5% of the aggregate fair market value of the CMS assets for its role in presenting this opportunity to the Company.

Item 7.01. Regulation FD Disclosure.

On October 31, 2024, and November 6, 2024, the Company issued press releases announcing the successful bid for the CMS assets through the executed APA. The Company addressed the significance of the asset acquisition that would allow it to strategically broaden its market reach, engineering talent and technology portfolio. The Company stated that the acquisition would enable it to expand into the large and growing pharmaceutical manufacturing vertical as well as disclosing its plan to hire CMS’ existing workforce, including engineers and customer support personnel, who the Company believed would add significant value to the acquired CMS assets. A copy of each press release is furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information furnished herein, including Exhibits 99.1 and 99.2, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated October 31, 2024
99.1	Press Release, dated October 31, 2024
99.2	Press Release dated November 6, 2024
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 6, 2024	LASER PHOTONICS CORPORATION

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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